Exhibit 10.2

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of December 2, 2021 by and among APSG Sponsor, L.P., a Cayman Islands exempted limited partnership (“Sponsor”), the Persons set forth on Schedule I hereto (collectively, the “Insiders” and together with Sponsor, each a “Sponsor Party” and collectively, the “Sponsor Parties”), and GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (the “Company” and, collectively with the Sponsor Parties, the “Parties” and each a “Party”).

RECITALS

WHEREAS, concurrently herewith, Apollo Strategic Growth Capital, a Cayman Islands exempted company limited by shares (“Acquiror”), and the Company are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which (among other things and subject to the terms and conditions set forth therein), the Acquiror and the Company will effect the Closing DeSPAC Transactions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Transaction Agreement;

WHEREAS, as of the date hereof, each Sponsor Party is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units and Acquiror Cayman Warrants as set forth opposite such Sponsor Party’s name on Schedule I attached hereto; and

WHEREAS, as an inducement to the Company to enter into the Transaction Agreement and to consummate the Transactions, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
SPONSOR PARTY COVENANTS

Section 1.1            Voting. Each Sponsor Party agrees that it, he or she shall, during the Interim Period:

(a)          vote (or execute and return an action by written consent), or cause to be voted, at any Acquiror Shareholders’ Meeting (and any adjournment thereof or in any other circumstance in which the vote, consent or the approval of the Acquiror Shareholders is sought), or validly execute and return and cause such consent to be granted, in each case, with respect to any Acquiror Cayman Class A Ordinary Shares and Acquiror Cayman Class B Ordinary Shares owned by it, him or her as of the date hereof and any New Securities (as defined below) of which such Sponsor Party acquires ownership during the Interim Period and with respect to which such Sponsor Party has voting rights (the “Subject Shares”), in favor of all Transaction Proposals;

(b)          when the Acquiror Shareholders’ Meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum;

(c)          vote (or execute and return an action by written consent), or cause to be voted, at the Acquiror Shareholders’ Meeting (and any adjournment thereof or in any other circumstance in which the vote, consent or the approval of the Acquiror Shareholders is sought), or validly execute and return and cause such consent to be granted, in each case, with respect to all of such Subject Shares against (i) any Competing Transaction, (ii) any change in the business, management or Board of Directors of Acquiror (other than in connection with the Transaction Proposals) that would reasonably be expected to adversely affect the ability of Acquiror to consummate the Transactions or is otherwise inconsistent with any obligation of Acquiror in Article VI or Article VII of the Transaction Agreement, and (iii) any other proposal, agreement or action that would reasonably be expected to (A) impede, frustrate, prevent or nullify, or materially delay or materially impair the ability of Acquiror to perform its obligations under, any provision of this Agreement or the Transaction Agreement, (B) result in any of the conditions to the Closing in Article VIII of the Transaction Agreement not being satisfied or (C) result in a breach of any covenant, representation or warranty or other obligation or agreement of Acquiror under the Transaction Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor or the Insiders contained in this Agreement; and

(d)          comply with, and fully perform, all of its obligations, covenants and agreements set forth in, that certain letter agreement, dated as of October 1, 2020, by and among Acquiror, Sponsor and the Insiders (the “Insider Letter”), including the obligations of each Sponsor Party pursuant to paragraph 1 therein to not redeem any Subject Shares owned by such Sponsor Party in connection with the Transactions, as if fully set forth herein.

For purposes of this Agreement, a Sponsor Party shall be deemed to “own” or to have “ownership” of a security if such Sponsor Party (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

Section 1.2            No Interim Period Transfers.

(a)               No Sponsor Party shall, during the Interim Period (except, in each case, in accordance with the express terms of the Transaction Agreement or the Transactions, including the Domestication), (a) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants held by it, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Acquiror Cayman Class A Ordinary Share, Acquiror Cayman Class B Ordinary Share, Acquiror Cayman Units or Acquiror Cayman Warrant held by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in the foregoing clauses (a) or (b) (collectively, clauses (a) through (c), “Transfer”).

(b)               Notwithstanding anything to the contrary set forth in Section 1.2(a) or any other provision of this Agreement, Transfers of the Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants, including Acquiror Cayman Class A Ordinary Shares issued or issuable upon the exercise or conversion of Acquiror Cayman Warrants, Acquiror Cayman Units or Acquiror Cayman Class B Ordinary Shares and that are held by Sponsor, any Insider or any of their permitted transferees (that have complied with this Section 1.2(b)), are permitted: (i) to Acquiror’s officers or directors, any Affiliates or family members of any of Acquiror’s officers or directors, any member of Sponsor, or any Affiliates of Sponsor; (ii) in the case of an individual, Transfers by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person, or to a charitable organization; (iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order; (v) Transfers by virtue of the laws of the Cayman Islands or Sponsor’s partnership agreement upon dissolution of Sponsor; (vi) Transfers by private sales or Transfers made in connection with the consummation of the Acquiror’s Business Combination at prices no greater than the price at which the securities were originally purchased; (vii) to a nominee or custodian of a Person to whom a Transfer would be permissible under clauses (i) through (vi) above; and (viii) in connection with a Syndication Transfer; provided, however, that in the case of clauses (i) through (iv) and (vi) through (viii), the permitted transferees must enter into a written agreement with Acquiror and the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting and redemption).

Section 1.3 New Shares. In the event that (a) any Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units, Acquiror Cayman Warrants or other equity securities of Acquiror are issued to a Sponsor Party during the Interim Period pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants of, on or affecting the Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants owned by such Sponsor Party or otherwise, (b) a Sponsor Party purchases or otherwise acquires beneficial ownership of any Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units, Acquiror Cayman Warrants or other equity securities of Acquiror during the Interim Period, or (c) a Sponsor Party acquires the right to vote or share in the voting of any Acquiror Cayman Class A Ordinary Shares or Acquiror Cayman Class B Ordinary Shares or other equity securities of Acquiror during the Interim Period (such Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units, Acquiror Cayman Warrants or other equity securities of Acquiror, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants owned by such Sponsor Party, as applicable, as of the date hereof.

Section 1.4            Transaction Agreement Covenants. Each Sponsor Party hereby acknowledges that it has read the Transaction Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. During the Interim Period, each Sponsor Party agrees to be bound by and comply with Section 6.4 (No Solicitation by Acquiror), Section 7.7 (Confidentiality) and Section 7.8 (Publicity) of the Transaction Agreement (and any relevant definitions used in any such sections) as if each Sponsor Party was the Acquiror with respect to such provisions.

Section 1.5            HSR Covenant. During the Interim Period, each Sponsor Party shall execute and deliver all documents and take all actions reasonably necessary by it in order for Acquiror to comply with its obligations under Section 7.1 (HSR Act; Other Filings) of the Transaction Agreement (which, for avoidance of doubt, shall not require or obligate any Sponsor Party to take any actions with respect to itself, its Affiliates (other than Acquiror), the PIPE Investors, the counterparties to the Acceptable Subscription Agreements, their respective Affiliates, or any investment funds or investment vehicles affiliated with, or managed or advised by, any Sponsor Party, its Affiliates, the PIPE Investors or the counterparties to the Acceptable Subscription Agreements, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of any Sponsor Party, its Affiliates, the PIPE Investors, the counterparties to the Acceptable Subscription Agreements or of any such investment fund or investment vehicle); provided, that, notwithstanding the foregoing, Sponsor agrees to cause its relevant Affiliate who will be the “ultimate parent entity” for purposes of the notification and reporting requirements of the HSR Act to execute and deliver all documents necessary in connection with making the appropriate filing required to comply with the notification and reporting requirements of the HSR Act and further agrees to cause such Affiliate to comply with any Antitrust Information or Document Requests.

Section 1.6            No Amendments to Affiliate Contracts. During the Interim Period, each Sponsor Party shall not modify or amend any Contract between or among such Sponsor Party, anyone related by blood, marriage or adoption to such Sponsor Party or any Affiliate of such Sponsor Party (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror, on the other hand (including, for the avoidance of doubt, the Insider Letter); provided that the foregoing shall not prohibit amending the Registration Rights Agreement in the form contemplated by the Transaction Agreement or amending any PIPE Subscription Agreement or Acceptable Subscription Agreement as permitted pursuant to the Transaction Agreement.

Section 1.7            No Inconsistent Agreement. Each Sponsor Party hereby agrees and represents and covenants that such Sponsor Party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder.

Section 1.8            Further Assurances. Each Sponsor Party shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth herein and in the Transaction Agreement; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, nothing in this Section 1.8 or any other provision of this Agreement shall require or obligate any Sponsor Party to take any actions with respect to itself (except to the extent expressly provided for in this Agreement or any Transaction Document), its Affiliates (other than Acquiror), the PIPE Investors, the counterparties to the Acceptable Subscription Agreements, their respective Affiliates, or any investment funds or investment vehicles affiliated with, or managed or advised by, any Sponsor Party, its Affiliates, the PIPE Investors or the counterparties to the Acceptable Subscription Agreements, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of any Sponsor Party, its Affiliates, the PIPE Investors, the counterparties to the Acceptable Subscription Agreements or of any such investment fund or investment vehicle.

Section 1.9            Waiver of Anti-Dilution Provision. With respect to its Subject Shares, each Sponsor Party hereby (but subject to, conditioned upon and effective as of immediately prior to the Closing) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the Second Amended and Restated Articles of Association of Acquiror, adopted by special resolutions dated October 1, 2020 (as may be amended from time to time, the “Articles”), the provisions of Section 13 of the Articles to have the Acquiror Cayman Class B Ordinary Shares convert to Acquiror Cayman Class A Ordinary Shares at a ratio of greater than one-for-one or any other adjustments or anti-dilution protections that arise in connection with the issuance of any equity of Acquiror. The waiver specified in this Section 1.9 shall be applicable only in connection with the Transactions and this Agreement (and any shares of Acquiror Cayman Class A Ordinary Shares or equity-linked securities issued in connection with the Transactions and this Agreement) and shall be void and of no force and effect if the Transaction Agreement shall be terminated for any reason.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Sponsor Parties. Each Sponsor Party represents and warrants as of the date hereof to the Company (severally and not jointly and solely with respect to itself, himself or herself and not with respect to any other Sponsor Party) as follows:

(a)          Organization; Due Authorization. If such Sponsor Party is not an individual, it (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and (ii) has all requisite corporate, limited liability company or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Sponsor Party of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate, limited liability company or other organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Sponsor Party and assuming that this Agreement constitutes the legal, valid and binding obligation of each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such Sponsor Party, and is enforceable against such Sponsor Party in accordance with the terms hereof, subject to the Bankruptcy and Equity Exception.

(b)               Ownership. As of the date hereof, such Sponsor Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor Party’s Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units and Acquiror Cayman Warrants as set forth opposite such Sponsor Party’s name on Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants (other than transfer restrictions under the Securities Act)) affecting any such Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants, other than Liens pursuant to (i) this Agreement, (ii) the Acquiror’s Organizational Documents, (iii) the Transaction Agreement, (iv) the Insider Letter or (v) any applicable securities Laws. Such Sponsor Party’s Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units and Acquiror Cayman Warrants as set forth opposite such Sponsor Party’s name on Schedule I attached hereto are the only equity securities in Acquiror owned of record or beneficially by such Sponsor Party on the date of this Agreement, and none of such Sponsor Party’s Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants, except as provided hereunder and under the Insider Letter. Other than the Acquiror Cayman Warrants and the right of Sponsor or its Affiliates to convert Indebtedness pursuant to a Sponsor Loan into Acquiror Cayman Warrants, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)               No Conflicts. The execution and delivery of this Agreement by such Sponsor Party do not, and the consummation of the transactions contemplated hereby and the performance by such Sponsor Party of his, her or its obligations hereunder will not, (i) if such Sponsor Party is not an individual, conflict with or result in a violation of the Organizational Documents of such Sponsor Party or if such Sponsor Party is an individual, conflict with the rights of such Sponsor Party’s spouse or domestic partner, as applicable, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units or Acquiror Cayman Warrants), in each case, to the extent the absence of such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Agreement.

(d)               Litigation. There are no Actions pending, or to the knowledge of such Sponsor Party, threatened against such Sponsor Party, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Agreement.

(e)               Brokerage Fees. Except as set forth in Section 4.20 of the Acquiror Disclosure Letter, no broker, finder, investment banker or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission or compensation in connection with the Transactions based on any arrangement made by such Sponsor Party, for which Acquiror or any of its Affiliates may become liable.

(f)                Affiliate Arrangements. Except as set forth on Section 4.21 of the Acquiror Disclosure Letter, and other than the private placement of securities in connection with Acquiror’s initial public offering, such Sponsor Party is not a party to any Sponsor Related Party Transactions.

(g)               Acknowledgment. Each Sponsor Party understands and acknowledges that the Company is entering into the Transaction Agreement in reliance upon such Sponsor Party’s execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1            Termination; Non-Survival of Representations and Warranties.

(a)          This Agreement shall terminate upon the earliest to occur of (i) the termination of the Transaction Agreement in accordance with its terms prior to the Closing or (ii) the time this Agreement is terminated upon the written agreement of the Parties. Upon such termination, this Agreement shall forthwith become void and have no further force or effect, without any liability or other obligation on the part of any Party to any Person in respect of the transactions contemplated hereby, and no Party shall have any claim against any other Party (and no Person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from liability arising in respect of any willful and material breach of this Agreement occurring prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

(b)          None of the representations or warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall survive the Closing.

Section 3.2            Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

Section 3.3            Jurisdiction; Waiver of Jury Trial.

(a)          Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Court of Chancery of the State of Delaware shall decline to accept jurisdiction over a particular matter, in which case, in any state or federal court within the State of Delaware), and each of the Parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court and (v) agrees to accept service of process in any such Action if given in the same manner for giving notices under Section 3.8 or in any other manner permitted by applicable Law. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.3(a).

(b)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

Section 3.4            Assignment. Neither this Agreement nor any part thereof shall (a) be assigned by any of the Sponsor Parties without the prior written consent of the Company or (b) be assigned by the Company without the prior written consent of Sponsor. Any such assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 3.5            Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement prior to the valid termination of this Agreement in accordance with Section 3.1, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall oppose the granting of specific performance and other equitable relief on the basis, or allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith. The Parties acknowledge and agree that the right of specific enforcement is an integral part of the Transactions and without that right, neither Party would have entered into this Agreement.

Section 3.6            Amendment. Subject to the provisions of applicable Law, this Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

Section 3.7            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 3.8            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email, addressed as follows:

If to the Company:

c/o GBT US LLC
General Counsel’s Office
666 Third Avenue
New York, NY 10017
Attn: Eric J. Bock

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attn: Peter D. Serating; Thaddeus P. Hartmann
Email: Peter.Serating@skadden.com; Thaddeus.Hartmann@skadden.com

If to a Sponsor Party:

To such Sponsor Party’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn:  Ross A. Fieldston; Brian M. Janson
Email: rfieldston@paulweiss.com; bjanson@paulweiss.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 3.9            Headings; Counterparts; Effectiveness; Construction. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be delivered by email (including by .pdf, .tif, .gif, .jpeg or similar formatted attachment thereto) by any Party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required. Section 1.2 of the Transaction Agreement is hereby incorporated herein mutatis mutandis.

Section 3.10        Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

Section 3.11        Shareholder Capacity Only. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employees, agent, designee or other representative of any Sponsor Party, or by any Sponsor Party that is a natural person, in either case solely in his or her capacity as a director or officer of Acquiror or any of its Subsidiaries or any other Person. Each Sponsor Party is executing this Agreement solely in his, her or its capacity as a record or beneficial owner of Subject Shares, and the Company specifically acknowledges and agrees that each and every agreement herein by any Sponsor Party is made only in such capacity and subject to the limitations set forth in the immediately preceding sentence.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsor Parties and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR PARTIES:

APSG SPONSOR, L.P.

By:	AP Caps II Holdings GP, LLC, its general partner

By:	Apollo Principal Holdings III, L.P., its managing member

By:	Apollo Principal Holdings III GP, Ltd., its general partner

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

/s/ James Crossen
Name:	James Crossen

/s/ Mitch Garber
Name:	Mitch Garber

/s/ Sanjay Patel
Name:	Sanjay Patel

/s/ James H. Simmons
Name:	James H. Simmons III

/s/ Scott Kleinman
Name:	Scott Kleinman

/s/ Jennifer Fliess
Name:	Jennifer Fleiss

[Signature Page to Sponsor Support Agreement]

COMPANY:

gbt jerseyco limited

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of Mergers & Acquisitions and Corporate Secretary

[Signature Page to Sponsor Support Agreement]

Schedule I

Acquiror Cayman Class A Ordinary Shares, Acquiror Cayman Class B Ordinary Shares, Acquiror Cayman Units and Acquiror Cayman Warrants Held by the Sponsor Parties

Sponsor Party & Sponsor Party’s Address	Acquiror Cayman Class A Ordinary Shares	Acquiror Cayman Class B Ordinary Shares	Acquiror Cayman Units	Acquiror Cayman Warrants
Sponsor	0	20,345,250	0	12,224,134
Sanjay Patel	0	0	0	0
James Crossen	0	0	0	0
Scott Kleinman	0	0	0	0
Jennifer Fleiss	0	25,000	0	0
Mitch Garber	0	25,000	0	0
James H. Simmons III	0	25,000	0	0

[Schedule I to Sponsor Support Agreement]